SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported): January 16, 2003

                   MODINE MANUFACTURING COMPANY
(Exact name of registrant as specified in its charter)

      Wisconsin                1-1373             39-0482000
   (State or other          (Commission         (I.R.S. Employer
    jurisdiction of          File Number)       Identification No.)
    incorporation)

1500 DeKoven Avenue, Racine, Wisconsin               53403
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including
area code:                                       (262) 636-1200

                         NOT APPLICABLE
(Former name or former address, if changed since last report.)

An Exhibit Index appears on Page 2 herein.

Page 1 of 9 pages

Item 5. Other Information.

     On January 15, 2003, Modine reported net earnings of $9.6 million or $0.29 per fully diluted share, for its third fiscal quarter, which ended on December 26, 2002, and forecast that on a pro forma basis, fiscal 2003 earnings would be modestly down from its fiscal 2002 results.

     A copy of the relevant news release is attached hereto as Exhibit 20. This report contains forward-looking statements, which involve risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements. A copy of the Important Factors and Assumptions Regarding Forward-Looking Statements is attached hereto as Exhibit 99.

Item 7. Financial Statements and Exhibits.

 (c) Exhibits.

Reference Number
per Item 601 of
Regulation S-K                                               Page

      1             Not applicable.

      2             Not applicable.

     16             Not applicable.

     17             Not applicable.

    *20             News Release of Modine Manufacturing
                    Company dated January 15, 2003             4

     23             Not applicable.

     24             Not applicable.

     27             Not applicable.

    *99             Important Factors and Assumptions
                    Regarding Forward-Looking Statements       9

*Filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2003

                                  MODINE MANUFACTURING COMPANY

                                  By:    s/D. B. Rayburn
                                      D. B. Rayburn, President
                                        and Chief Executive Officer

                                  By:    s/D. R. Zakos
                                      D. R. Zakos, Vice President,
                                        General Counsel, and
                                        Secretary